Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of e.Digital Corporation on Amendment No.2 on Form S-2 (No. 333-121546) of our report, dated May 18, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus, which is part of this Registration Statement

/s/ SINGER LEWAK GREENBAUM & GOLSTEIN LLP

SINGER LEWAK GREENBAUM & GOLSTEIN LLP

Los Angeles, California
February 17, 2005